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[LETTERHEAD]                                                      EXHIBIT NO. 23







The Board of Directors
Golden Pacific Corporation:

We consent to the inclusion of our report dated July 22, 1994, with respect to the consolidated balance sheets of Golden Pacific Corporation and Subsidiaries as of May 29, 1994 and May 30, 1993 and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years then ended, which report appears in the Form 8-K/A of Pool Energy Services Co. dated June 13, 1995.

                                                           KPMG PEAT MARWICK LLP

Los Angeles, California
August 17, 1995


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